MANAGEMENT'S ASSERTION ON COMPLIANCE WITH REGULATION AB CRITERIA

KeyCorp Real Estate Capital Markets, Inc. (the "Asserting Party") is responsible for assessing compliance for the transactions listed on Attachment A for the period January 1, 2007 through December 31, 2007 (the "Reporting Period"), with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations (the "CFR"), except for the criteria set forth in Sections 229.1122(d)(3)(i) - (iv) which the Asserting Party has concluded are not applicable to the servicing of the transactions listed on Attachment A, backed by commercial mortgage loans and serviced by the Asserting Party (the "Applicable Servicing Criteria").

The Asserting Party has assessed compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria for the transactions listed on Attachment A backed by commercial mortgages serviced by the Asserting Party.

Ernst & Young LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria for the Reporting Period as set forth in this assertion.

KeyCorp Real Estate Capital Markets, Inc.

By:	/s/ Bryan Nitcher	/s/ Tony Nemec
	Bryan Nitcher Senior Vice President	Tony Nemec Senior Vice President

	/s/ Clark Rogers	/s/ Dan Olsen
	Clark Rogers Senior Vice President	Dan Olsen Senior Vice President
Date: 2/11/08

Classification: KeyCorp Public

KeyCorp Real Estate Capital Markets, Inc.
Management's Assertion on Compliance with Regulation AB Criteria
For the period of January 1 through December 31, 2007
Attachment A

Commercial Mortgage Pass-Through Certificates
1.	Banc of America Large Loan, Inc., Commercial Mortgage Pass-Through
Certificates, Series 2007-BMB1, dated 08/01/2007
2.	Bank of America Commercial Mortgage, Inc, Commercial Mortgage Pass-
Through Certificates, Series 2006-1, dated 03/01/2006
3.	Citigroup Commercial Mortgage Securities, Inc., Citigroup Commercial
Mortgage Trust, Series 2007-FL3, dated 05/9/2007
4.	Credit Suisse First Boston Mortgage Series Corp., Commercial Mortgage Pass-
Through Certificates, Series 2006-C1, dated 03/01/2006
5.	Credit Suisse First Boston Mortgage Series Corp., Commercial Mortgage Pass-
Through Certificates, Series 2006-C4, dated 09/01/2006
6.	Credit Suisse First Boston Mortgage Series Corp., Commercial Mortgage Pass-
Through Certificates, Series 2006-C5, dated 12/01/2006
7.	Credit Suisse First Boston Mortgage Series Corp., Commercial Mortgage Pass-
Through Certificates, Series 2006-OMA, dated 02/10/2006
8.	Credit Suisse First Boston Mortgage Series Corp., Commercial Mortgage Pass-
Through Certificates, Series 2006-TFL1, dated 04/09/2006
9.	Credit Suisse First Boston Mortgage Series Corp., Commercial Mortgage Pass-
Through Certificates, Series 2006-TFL2, dated 11/09/2006
10.	Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage
Pass-Through Certificates, Series 2007-TFL1, dated 03/09/2007
11.	Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage
Pass-Through Certificates, Series 2007-TFL2, dated 07/09/2007
12.	Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage
Pass-Through Certificates, Series 2007-C4, dated 09/01/2007
13.	Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage
Pass-Through Certificates, Series 2007-C2, dated 05/01/2007
14.	Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage
Pass-Through Certificates, Series 2007-C3, dated 06/01/2007
15.	Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage
Pass-Through Certificates, Series 2007-C5, dated 11/01/2007
16.	Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-
Through Certificates, Series COMM 2007-C9, dated 08/01/2007
17.	Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-
Through Certificates, Series CD 2007-CD5, dated 11/21/2007
18.	Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-
Through Certificates, Series COMM 2007-FL14, dated 05/17/2007
19.	GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through
Certificates, Series 2007-C1, dated 05/01/2007

Classification: KeyCorp Public                                                                          Page 1 of 3

KeyCorp Real Estate Capital Markets, Inc.
Management's Assertion on Compliance with Regulation AB Criteria
For the period of January 1 through December 31, 2007
Attachment A

Commercial Mortgage Pass-Through Certificates
20.	Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-
Through Certificates, Series 2007-GG11, dated 02/12/2007
21.	Hartford Mezzanine Investors I-CRE CDO 2007-1, Ltd., dated 08/08/2007
Through Certificates, Series 2007-GG11, dated 02/12/2007
22.	Highland Park CDO I, Ltd., dated 12/20/2006
23.	J. P. Morgan Chase Commercial Mortgage Securities Corp., Commercial
Mortgage Pass-Through Certificates, Series 2007-CIBC20, dated 08/03/2007
24.	Key ABS LLC, Key Commercial Mortgage Pass-Through Certificates, Series
2007-SL1, dated 04/01/2007
25.	Merrill Lynch Mortgage Investors, Inc., ML-CFC Commercial Mortgage Trust
Pass-Through Certificates, Series 2007-8, dated 08/01/2007
26.	Merrill Lynch Mortgage Investors, Inc., ML-CFC Commercial Mortgage Trust
Pass-Through Certificates, Series 2007-9, dated 08/01/2007
27.	Merrill Lynch Mortgage Investors, Inc., ML-CFC Commercial Mortgage Trust
Pass-Through Certificates, Series 2007-6, dated 04/01/2007
28.	Merrill Lynch Mortgage Investors, Inc., ML-CFC Commercial Mortgage Pass-
Through Certificates, Series 2006-2, dated 06/01/2006
29.	Merrill Lynch Mortgage Investors, Inc., Merrill Lynch Floating Trust Pass-
Through Certificates, Series 2006-1, dated 11/01/2006
30.	Merrill Lynch Mortgage Investors, Inc., Merrill Lynch Mortgage Trust
Commercial Mortgage Pass-Through Certificates, Series 2007-C1, dated
08/01/2007
31.	Merrill Lynch Mortgage Investors, Inc., ML-CFC Commercial Mortgage Pass-
Through Certificates, Series 2007-5, dated 03/01/2007
32.	Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2007-IQ16, dated 06/22/2007
33.	Structured Asset Securities Corporation II, LBUBS Commercial Mortgage Trust
2006-C7, dated 11/13/2006
34.	Structured Asset Securities Corporation II, Lehman Brothers Floating Rate
Commercial Mortgage Trust Pass through Certificates, Series 2007-LLF C5, dated 08/09/2007
35.	Structured Asset Securities Corporation II, LB Commercial Mortgage Trust Pass
through Certificates, Series 2007-C3, dated 07/11/2007
36.	Structured Asset Securities Corporation II, LBUBS Commercial Mortgage Trust
2007-C1, dated 02/12/2007
37.	Structured Asset Securities Corporation II, LB-UBS Commercial Mortgage Trust
Pass through Certificates, Series 2007-C6, dated 08/13/2007

Classification: KeyCorp Public                                                                                                                  Page 2 of 3

KeyCorp Real Estate Capital Markets, Inc.
Management's Assertion on Compliance with Regulation AB Criteria
For the period of January 1 through December 31, 2007
Attachment A

Commercial Mortgage Pass-Through Certificates
38.	Structured Asset Securities Corporation II, LB-UBS Commercial Mortgage Trust
Pass through Certificates, Series 2007-C7, dated 11/12/2007
39.	Structured Asset Securities Corporation II, LB-UBS Commercial Mortgage Trust
Pass through Certificates, Series 2007-C2, dated 04/11/2007
40.	Wachovia Commercial Mortgage Securities, Inc. Wachovia Bank Commercial
Mortgage Pass-through Certificates, Series 2007-C30, dated 03/01/2007

Classification: KeyCorp Public                                                                                                                  Page 3 of 3